Exhibit 99.1

Max Re Capital Ltd.’s Executives to speak at NASDAQ’s 18th Investor Conference

November 29, 2006 - Hamilton, Bermuda. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that W. Marston Becker, Chairman and Chief Executive Officer, and Keith S. Hynes, Executive Vice President & Chief Financial Officer, will speak at 8:00 am (London Local Time) at the NASDAQ’s 18th Investor Conference being held at The Renaissance Chancery Court Hotel, High Holborn, London, UK on December 7, 2006.

The presentation given by Mr. Becker and Mr. Hynes may be accessed on the Company’s website: www.maxre.bm or on http://investor.shareholder.com/nasdaq/london.cfm

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

This release may include statements about future expectations, plans and prospects of the Company which constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of our Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006 and June 30, 2006, may differ, perhaps materially and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2005 and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

N. James Tees
Senior Vice President & Treasurer
jimt@maxre.bm
1-441-296-8800

Roy Winnick or Dawn Dover
Kekst and Company
roy-winnick@kekst.com; dawn-dover@kekst.com
1-212-521-4842 or 4817